UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/19/2009

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        In its meeting held on February 19, 2009, the independent members of the Board of Directors of KLA-Tencor Corporation (the "Company") approved an amendment and restatement of the Company's Executive Severance Plan (the "Severance Plan") to modify language that previously determined, upon certain termination events, certain performance-based cash and equity benefits based upon a participant's target awards for the year of termination. The amendments to the Severance Plan now base such payments and acceleration upon the actual amounts that would have been earned for the year of termination, had the participant remained in the employment of the Company through the entire year, and therefore such benefits will not be calculated or delivered to the participant until after the completion of the applicable performance period(s) and the final determination of the Company's (and, as applicable, the participant's) satisfaction of the applicable performance criteria.

Specifically, the material amendments to the Severance Plan were as follows:

--        A revised definition of "Average Annual Incentive" and the addition of a defined term "Termination Year Bonus" to provide that, with respect to a plan participant who, as of the date of his or her separation from service with the Company, has not been an employee of the Company for at least the then-prior three full fiscal years, such participant's "Average Annual Incentive" will be equal to an annualized calculation of the participant's average annual incentive cash compensation over his or her prior full fiscal years of service and for the fiscal year in which the separation occurs, with the latter amount calculated (based on the Company's actual performance metrics for such fiscal year) after the conclusion of such fiscal year as if the participant had remained as an employee of the Company through the requisite service period to qualify for such payment and pro-rated to reflect the portion of the fiscal year of termination that the participant served as an employee of the Company. The prior definition of "Average Annual Incentive" provided that such a participant would be entitled to his or her full target bonus for the fiscal year in which the separation from service occurs.

--        Modifications to Sections 4(b), 4(c) and 4(d) of the Severance Plan to specify that the number of shares subject to any performance-based equity award for which vesting is to be accelerated, in whole or in part, in accordance with the terms of the Severance Plan will only be calculated following the determination of the extent to which the performance criteria have actually been satisfied (if at all).

--        Inclusion of procedural provisions (a) to clarify the timing of payments of a participant's average annual incentive in the event such amount is not known at the time the participant's separation payments begin and (b) to provide that the Company will, in connection with a participant's separation from service, amend such participant's equity award agreements to the extent necessary to give effect to the equity acceleration provisions of the Severance Plan.

--        Addition of the defined term "Prior Completed Fiscal Years" and the use of such term in the Severance Plan to clarify which prior years of service will be included in the determination of certain benefits.

The preceding description is qualified in its entirety by reference to the amended and restated Severance Plan, which is filed as Exhibit 10.51 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2009, the Company's Board of Directors approved an amendment and restatement of the Company's By-Laws, effective immediately. The amendment and restatement implemented the changes described below to Section 7 of Article I and Section 11 of Article II of the Company's By-Laws:

1.        The amended By-Laws clarify that the advance notice provisions set forth in Section 7 of Article I relate to business to be properly requested by a stockholder to be brought before a stockholder meeting other than business relating to the nomination or election of directors, which is governed exclusively by Section 11 of Article II.

2.        The amended By-Laws clarify that, to properly bring any matter before a stockholder meeting, a stockholder must (a) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving notice provided for in the By-Laws and at the time of the meeting, (b) be entitled to vote at the meeting and (c) comply with the applicable notice procedures set forth in the By-Laws.

3.        The amended By-Laws modify the advance notice deadlines in Section 7(a)(iii) of Article I and Section 11(a)(ii) of Article II establishing when a stockholder must notify the Company that such stockholder intends to nominate directors or propose other business at an annual meeting of stockholders. The amended By-Laws now provide that any such notice must be given (other than in the exceptional cases specified in the By-Laws) not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting. As a result of the amendments, for the Company's 2009 annual meeting, to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company:

--        not earlier than the close of business on July 16, 2009; and

--        not later than the close of business on August 15, 2009.

        Notwithstanding the deadlines described above, if the Company did not hold an annual meeting in the previous year or the date of the Company's annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year's annual meeting, notice by the stockholder, to be timely, must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (A) the 90th day prior to the annual meeting and (B) the 10th day following the date on which public announcement of the date of the meeting is first made.

4.        The amended By-Laws clarify that stockholders seeking to nominate directors or propose other business at a meeting must comply with the advance notice provisions in Section 7 of Article I or Section 11 of Article II, as applicable, while stockholders seeking to have a stockholder proposal considered for inclusion in the Company's annual proxy statement must comply with the notice requirements applicable to stockholder proposals under the federal proxy rules.

5.        The amended By-Laws add advance notice deadlines in Section 11(b)(ii) of Article II establishing when a stockholder must notify the Company that it intends to nominate directors in the event that a special meeting of stockholders is called for the purpose of electing directors. To be timely, the amended By-Laws require that any such notice be given not earlier than the close of business on the 120th day prior to the special meeting nor later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting.

6.        The amended By-Laws update the information that must be included in a notice under Section 7(a) of Article I or Section 11(a) or 11(b) of Article II. Among other things, the amendments require a stockholder that intends to propose a nomination or other business to provide information about any agreement, arrangement or understanding relating to the nomination or other business to be proposed that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class of shares of the Company, or increasing or decreasing voting power with respect to shares of the Company, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares. In addition, a stockholder proponent must disclose identification and shareholding information with respect to beneficial owners of shares of stock of the Company owned of record or beneficially by such stockholder, as well as all agreements, arrangements and understandings between such stockholder and any other person with respect to business being proposed or nominations for directors. The amended By-Laws further require that the stockholder provide the Company with a written update of certain of the information required to be included in the notice within five business days after the record date for the meeting.

7.        The amended By-Laws provide that, if a stockholder fails to timely deliver the updated information required by the advance notice provisions or if a stockholder (or its qualified representative) fails to appear at the stockholder meeting to present the business described in the stockholder's notice, the stockholder's proposed business will not be transacted at the meeting.

8.        The amended By-Laws provide guidance in Sections 7(a)(v) of Article I and Sections 11(a)(iv) and 11(b)(iii) of Article II regarding the persons that stockholders may designate to represent them at an annual or special meeting. Previously, the By-Laws did not include that guidance.

In addition, the amended By-Laws (a) eliminate the requirement that the Company's annual stockholder meeting be held within 13 months of the date of the preceding year's annual stockholder meeting, (b) extend to the Company's officers designated for purposes of Section 16 of the Securities Exchange Act of 1934 the authority to vote and otherwise act on behalf of the Company with respect to exercising the Company's rights as a shareholder of any other entity, and (c) make certain other updates and clarifications to internal cross-references and language (none of which have a substantive effect on the amended provisions).

The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.    Other Events

On February 19, 2009, the Company issued a news release that the Company's Board of Directors had declared a cash dividend of $0.15 per share on the Company's common stock. Such dividend shall be payable on March 9, 2009 to the Company's stockholders of record as of the close of business on March 2, 2009. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

        3.1        Amended and Restated By-Laws of KLA-Tencor Corporation

        10.51        Executive Severance Plan (as amended and restated February 19, 2009)
        99.1        Text of news release issued by KLA-Tencor Corporation dated February 19, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: February 19, 2009	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated By-Laws of KLA-Tencor Corporation
EX-10.51	Executive Severance Plan (as amended and restated February 19, 2009)
EX-99.1	Text of news release issued by KLA-Tencor Corporation dated February 19, 2009